1 EARNINGS PRESENTATION 1Q 2024 April 30, 2024

2 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements within the meaning of the federal securities laws, including statements relating to (i) our strategy, outlook and growth prospects, (ii) our operational and financial targets and (iii) general economic trends and trends in our industry and markets. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, difficult market and political conditions, including those resulting from supply chain difficulties, inflation, higher interest rates, a general economic slowdown or a recession; our ability to raise capital from investors for our Company, our funds and the companies that we manage; the performance of our funds and investments relative to our expectations and the highly variable nature of our revenues, earnings and cash flow; our exposure to risks inherent in the ownership and operation of infrastructure and digital infrastructure assets, including our reliance on third-party suppliers to provide power, network connectivity and certain other services to our managed companies; our exposure to business risks in Europe, Asia, Latin America and other foreign markets; our ability to increase assets under management and expand our existing and new investment strategies while maintaining consistent standards and controls; our ability to appropriately manage conflicts of interest; our ability to expand into new investment strategies, geographic markets and businesses, including through acquisitions in the infrastructure and investment management industries; the impact of climate change and regulatory efforts associated with environmental, social and governance matters; our ability to maintain effective information and cybersecurity policies, procedures and capabilities and the impact of any cybersecurity incident affecting our systems or network or the system and network of any of our managed companies or service providers; the ability of our portfolio companies to attract and retain key customers and to provide reliable services without disruption; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the general volatility of the securities markets in which we participate; the market value of our assets and effects of hedging instruments on our assets; the impact of legislative, regulatory and competitive changes, including those related to privacy and data protection and new Securities and Exchange Commission (“SEC”) rules governing investment advisers; whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended; changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; our understanding of and ability to successfully navigate the competitive landscape in which we and our managed companies operate; and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Company is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so. This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company or any investment vehicle managed or advised thereby. This information is not intended to be indicative of future results. Actual performance of the Company may vary materially. The appendices herein contain important information that is material to an understanding of this presentation, including information regarding certain non-GAAP financial measures, and you should read this presentation only with and in context of the appendices.

3 DBRG REPORTS FIRST QUARTER 2024 RESULTS Boca Raton, April 30th, 2024 - DigitalBridge Group, Inc. (NYSE: DBRG) and subsidiaries (collectively, “DigitalBridge,” or the “Company”) today announced financial results for the first quarter ended March 31, 2024. The Company reported first quarter 2024 total revenues of $74 million, GAAP net loss attributable to common stockholders of ($44) million, or ($0.28) per share, and Distributable Earnings of $2 million, or $0.01 per share. Common and Preferred Dividends On April 26, 2024, the Company’s Board of Directors declared a cash dividend of $0.01 per common share to be paid on July 15, 2024 to shareholders of record at the close of business on June 30, 2024; and declared cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock in accordance with the terms of such series, as follows: Series H preferred stock: $0.4453125 per share; Series I preferred stock: $0.446875 per share; and Series J preferred stock: $0.4453125 per share, which will be paid on July 15, 2024 to the respective stockholders of record on July 9, 2024. First Quarter 2024 Conference Call The Company will conduct an earnings conference call and presentation to discuss the first quarter 2024 financial results on Tuesday, April 30, 2024, at 5:00 p.m. Eastern Time (ET). The earnings presentation will be broadcast live over the Internet and a webcast link can be accessed on the Shareholders section of the Company’s website at ir.digitalbridge.com/events. To participate in the event by telephone, please dial (877) 407-4018 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8471. For those unable to participate during the live call, a replay will be available starting April 30, 2024, at 8:00 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13745565. International callers should dial (412) 317-6671 and enter the same conference ID number. During the first quarter we continued to deliver strong year- over-year growth in fee revenue and fee-related earnings, driven by organic fundraising. Capital formation is up over the prior year and AI-led demand for digital infrastructure is catalyzing conversations with our LPs. We also advanced our simplified reporting framework this quarter and look forward to hosting investors in May at our second investor day as we continue to focus on scaling DBRG in 2024 and beyond. Marc Ganzi Chief Executive Officer “ ”

4 AGENDA BUSINESS UPDATESE CT IO N 1 FINANCIAL RESULTSSE CT IO N 2

5 DIGITALBRIDGE FIRST QUARTER 2024 and 2023 GAAP RESULTS CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share data, unaudited) 2024 2023 Revenues Fee revenue $ 72,955 $ 59,126 Carried interest allocation (reversal) (8,478) (54,756) Principal investment income 2,845 3,562 Other income 7,071 10,564 Total revenues 74,393 18,496 Expenses Interest expense 5,192 8,131 Transaction-related costs 760 8,527 Depreciation and amortization 9,167 6,875 Compensation expense—cash and equity-based 51,184 47,471 Compensation expense—incentive fee and carried interest allocation (reversal) (6,714) (36,831) Administrative and other expenses 24,310 20,447 Total expenses 83,899 54,620 Other income (loss) Other gain (loss), net (5,894) (144,514) Income (loss) from continuing operations before income taxes (15,400) (180,638) Income tax benefit (expense) (1,246) (1,098) Income (loss) from continuing operations (16,646) (181,736) Income (loss) from discontinued operations (14,120) (110,608) Net income (loss) (30,766) (292,344) Net income (loss) attributable to noncontrolling interests: Redeemable noncontrolling interests 733 6,943 Investment entities 1,467 (84,828) Operating Company (3,338) (16,662) Net income (loss) attributable to DigitalBridge Group, Inc. (29,628) (197,797) Preferred stock dividends 14,660 14,676 Net income (loss) attributable to common stockholders $ (44,288) $ (212,473) Income (loss) per share—basic Income (loss) from continuing operations per common share—basic $ (0.20) $ (1.19) Net income (loss) attributable to common stockholders per common share—basic $ (0.28) $ (1.34) Income (loss) per share—diluted Income (loss) from continuing operations per common share—diluted $ (0.20) $ (1.19) Net income (loss) attributable to common stockholders per common share—diluted $ (0.28) $ (1.34) Weighted average number of shares Basic 161,043 158,446 Diluted 161,043 158,446 Dividends declared per common share $ 0.01 $ 0.01 Three Months Ended March 31,

6 1 BUSINESS UPDATE

7 $29.1 $35.3 $35.9 $19.4 $21.6 $22.9 $7.7 $9.2 $7.2 $3.0 $4.0 $4.1 $1.7 $1.1 $1.1 $69.3 $80.1 $80.1 $8.4 $8.9 $8.9 1Q23 4Q23 1Q24 $11.2 $12.9 $13.1 $7.0 $9.6 $9.9 $2.2 $2.4 $1.5 $2.2 $2.7 $2.9 $27.7 $32.8 $32.5 $5.1 $5.1 $5.1 1Q23 4Q23 1Q24 FEEUM GROWTH DRIVEN BY ORGANIC FUNDRAISING Fee-Earning Equity Under Management (FEEUM) increased $4.8B, or 17% YoY, to $32.5B as of March 31, 2024, driven by organic capital formation at the DBP Series, Co-Invest, and Credit strategies, offset by 1Q24 step down as Vantage Devco transitioned from Separately Capitalized Portfolio Companies to DBP III. DBP Series Co-Invest Separately Capitalized Portcos Core, Liquid, Credit AUMFEEUM InfraBridge +17% YoY Growth +16% YoY GrowthFEEUM growth is Key Revenue and Earnings Driver (1) Representative of Digital Segment only for 1Q23. DBRG Balance Sheet ($ in Billions) ($ in Billions) (1) (1)

NEW CAPITAL FORMATION

- During Q1 DigitalBridge closed commitments on $1.1 billion in new capital, up 47% over the prior year period.
- Q1 fundraising was anchored by continuing commitments to DBPIII and initial commitments to the firm's second credit strategy
- DigitalBridge remains on track to meet or exceed its 2024 capital formation targets.

As of 1Q, capital formation is reported through the quarter end, with any additional commitments through the earnings date highlighted as a subsequent event.

DIGITALBRIDGE

($ in Billions; cumulative)



+47%
Growth
$1.1
$0.1
$0.4
$0.6
$0.8
1Q 2023(1)
1Q 2024(1)
DBP Series
Co-Invest
Core, Credit, Liquid

(1) Inclusive of all capital committed to DigitalBridge managed investment vehicles, measured as of March 31, 2023 and March 31, 2024.

8

9 DBRG Executing the Digital Playbook

10 THE #1 ISSUE IN DATA CENTERS TODAY: POWER IS CONSTRAINED Power generation capacity exists today…just not in the right places. Transmission grids globally remain capacity challenged. Near net transmission capacity is the key friction point, especially as renewables become a top priority for utility companies THE CHALLENGE: Grid Transmission Shortfall Dallas/Ft Worth Central Washington Goodyear, AZ Solar HUB Montreal, CA Hydro HUB Silicon Valley Wind Data Center Gas/Coal Northern Virginia The Grid, particularly transmission lines and substations, represents a bottleneck as data center capacity expands rapidly

11 FINDING A SOLUTION: DATA CENTERS AND POWER GEN CONVERGE AI TRAINING WORKLOAD IS LESS LATENCY- SENSITIVE AI INFERENCE IS LATENCY- SENSITIVE BUILD POWER CLOSE TO THE DATA CENTER BUILD DATA CENTER CLOSE TO POWER BUILD DATA CENTERS CLOSE TO POWER BUILD POWER CLOSE TO THE DCs Hydro, Montreal – Vantage Virginia - Vantage FIBER FIBER SMRs 1 2 Solar Solar, Good Year AZ - Switch Development of two solar power facilities in Las Vegas, Nevada - Switch Solar Johannesburg, South Africa - Vantage Indianapolis and Minneapolis campuses - DataBank Future alternative Bottlenecks in grid transmission will force data center developers to get creative and be flexible, finding ways to execute on a new type of “co-location”…bringing power generation and data centers closer together

12 RENEWABLES – DIGITALBRIDGE IS ADVANCING ACROSS THE BOARD NET ZERO GOAL- 2030 Two of our six data center platforms globally are already 100% renewable and we continue making significant progress across the portfolio 100% RENEWABLE ENERGY today 100% since 2016 Using 100% certified renewable Clean energy procurement strategy Carbon removal procurement strategy Increased procured renewable power from 20% in 2022 to 30% by the end of 2023 TOWARDS LOWER P.U.E. VALUES Optimizing Sustainability: Achieving a 14% reduction in Power Usage Effectiveness (“P.U.E.”) Across DataBank facilities Strategic Scalability: Scaling down to a P.U.E. below 1.4 with Scala data centers Leading the way: Switch sets the bar with a P.U.E. of 1.18 Making progress towards renewable energy PROGRESSING TOWARDS RENEWABLES 0% Source: DataBank, Scala, Switch

13 WHY POWER?…BUILDING THE AI REVOLUTION Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. Solving the Power Challenge is central to meeting the growing needs of the worlds leading technology companies fueled by demand from GenAI Atlanta, Georgia Goodyear, Arizona Tambore, Brazil Northern Virginia UNDER CONSTRUCTION GLOBALLY 2+ GW DIGITALBRIDGE’S GROWING DATA CENTER FOOTPRINT 5+ GW EXPANDING SALES PIPELINE London 1, UK Frankfurt 2, Germany (expansion) Dublin, Ireland Cyberjaya, Malaysia

14 2 FINANCIAL RESULTS

15 FIRST QUARTER 2024 HIGHLIGHTS & KPIs Financial Highlights DBRG key metrics for the quarter ended March 31, 2024: Fee Revenue was $72.8 million, up 21% year-over-year driven by higher FEEUM. Fee Related Earnings were $19.6 million, up 28% year-over-year. Distributable Earnings (DE) were $2.2 million, an increase from ($7.4) million in the prior year. Capital Metrics Fee Earning Equity Under Management (FEEUM) of $32.5 billion, up 17% year-over-year. New Capital Formation of $1.1 billion during the first quarter of 2024, driven by continuing commitments to the latest DBP Series and initial commitments to the firm’s second credit strategy. Run-Rate Fee Revenue of $306 million, as of March 31, 2024. Corporate Liquidity as of March 31, 2024 was $413 million, including full availability on the Company’s $300 million VFN. Debt Reduction $6 million reduction resulting from exchange of 2025 Exchangeable Senior Notes; subsequent to quarter end the remaining $72M of 2025 Exchangeable Senior Notes were exchanged or redeemed. Capital Allocation Included funding of GP commitments during the quarter of $27 million. Regular Dividend of $0.01 per share of common stock was declared for the quarter. (1) Inclusive of all capital committed to DigitalBridge managed investment vehicles as of March 31, 2024 .

FINANCIAL RESULTS (NON-GAAP)

Reformatted financial statement aligns with alternative asset management peers, with simple walkdown to FRE and DE. DBRG will utilize this simplified reporting framework on a go-forward basis. Beginning in 2024, FRE is reported on a Company-wide basis, which now includes corporate costs and is different from Investment Management FRE previously reported prior to 2024.

TOTAL SEGMENT RESULTS	1Q23	1Q24	*% Change YOY*	1Q23 LTM	1Q24 LTM	*% Change YOY*
Fee Revenue	$60.1	$72.8	+21%	$192.5	$279.8	+45%
Cash Compensation	(28.6)	(36.9)	+29%	($99.7)	($134.3)	+35%
General & Administrative Expenses	(16.2)	(16.3)	+1%	($52.7)	($59.6)	+13%
Minority Holder Allocation of FRE[1]	–	–	n/a	(4.7)	–	(100%)
Fee Related Earnings ("FRE")	**$15.3**	**$19.6**	***+28%***	**$35.5**	**$86.0**	***+143%***
Distributable Earnings Adjustments						
Realized Carried Interest (Loss) (Incl. Incentive Fees)	–	0.1	n/a	32.6	28.0	(14%)
Realized Principal Investment Income (Loss)[2]	2.3	2.3	(1%)	19.6	8.5	(57%)
Other Income (Expense)[3]	(2.1)	0.7	(133%)	15.4	13.1	(15%)
Interest Expense and Preferred Dividends	(21.9)	(19.2)	(13%)	(92.0)	(77.2)	(16%)
Income Tax Benefit (Expense)	(1.1)	(1.2)	+13%	(20.9)	(0.2)	(99%)
Distributable Earnings ("DE")	**($7.4)**	**$2.2**	***n/a***	**($9.8)**	**$58.3**	***n/a***
Additional Metrics:						
FRE Margin	**26%**	**27%**		**18%**	**31%**	
FRE Per Share	**$0.09**	**$0.11**	***+25%***	**$0.20**	**$0.49**	***+141%***
After-tax DE Per Share	**($0.04)**	**$0.01**	***n/a***	**($0.06)**	**$0.33**	***n/a***

Note: All $ in millions
(1) Represents minority interest share in our investment management business prior to its redemption in May 2022.
(2) DE included distributions from a portfolio company in the former operating segment in 2023 and 2022.
(3) Other Income (Expense) includes: interest, dividend and other income, placement fee and other expenses, and FRE related to new strategies ("Start-Up FRE), please see page 22 for additional detail.

DIGITALBRIDGE
16

17 Carried Interest Detail 1Q23 1Q24 Unrealized Carried Interest – Income ($55.2) ($8.5) Realized Carried Interest – Income 0.5 - Carried Interest – Income (as reported on GAAP Income Statement) ($54.8) ($8.5) Unrealized Carried Interest – Compensation Expense $37.0 $7.4 Realized Carried Interest – Compensation Expense (0.1) - Carried Interest – Compensation Expense(1) $36.8 $7.4 Unrealized Carried Interest – NCI $1.6 ($1.6) Realized Carried Interest – NCI (0.3) - Carried Interest – NCI $1.3 ($1.6) Net Carried Interest (Unrealized and Realized) ($16.7) ($2.7) CARRIED INTEREST & PRINCIPAL INVESTMENT INCOME Carried Interest and Principal Investment Income detail provided to give investors detail on (1) realized vs unrealized (accrued) components and (2) the net carried interest attributable to DBRG shareholders Principal Investment Income 1Q23 1Q24 Unrealized Principal Investment Income $3.3 $0.5 Realized Principal Investment Income 0.3 2.3 Principal Investment – Income (as reported on GAAP Income Statement) $3.6 $2.8 (1) Excludes compensation expense associated with incentive fees

BALANCE SHEET PROFILE

Key Corporate Assets

Equity Investments (At Share)	
GP Affiliated Investment in DBP Series	$318
GP Affiliated Investments - Other & Warehoused Investments (Credit, Core, InfraBridge, Liquid, Ventures)	369
GP Affiliated Investment in DataBank and Vantage SDC	678
Equity Investments Total (At Share)	**$1,365**
Corporate Cash	113
Key Corporate Assets	**$1,478**
Current Liquidity (Corporate Cash + VFN/Revolver Availability)	***$413***

Key Corporate Liabilities

	3/31/2024	Blended Avg. Cost
Corporate Debt		
Exchangeable Notes, 2025[1]	$72	5.8%
Securitized Notes	$300	3.9%
Revolver (VFN; $300M Available)	-	n/a
Total Corporate Debt	**$372**	**4.3%**
Preferred Stock	**$822**	**7.1%**

(1) During the quarter and subsequent to the quarter end, the Company exchanged and/or redeemed 100% of the outstanding balance on the 2025 Exchangeable Notes, This resulted in the issuance of an additional 8.2 million shares, which have previously been included in the Company's calculation of its fully diluted share count, resulting in annualized interest savings of ~$4.5 million.

All figures as of 3/31/24, unless otherwise noted, $ in millions

DIGITALBRIDGE

18

19 3 Q&A SESSION

20 4 Supplemental Financial Data

SUMMARY FINANCIAL METRICS

($ and shares in thousands, except per share data and as noted) (Unaudited)	2024	2023				2022		
	1Q24	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22
GAAP Results:								
Fee revenue	$ 72,955	$ 74,009	$ 65,240	$ 65,742	$ 59,126	$ 44,255	$ 41,263	$ 44,318
Net income (loss) attributable to common stockholders	(44,288)	100,607	261,828	(22,411)	(212,473)	(19,356)	(63,273)	(37,321)
Net income (loss) attributable to common stockholders per basic share[1]	(0.28)	0.61	1.60	(0.14)	(1.34)	(0.12)	(0.39)	(0.24)
Common dividend per share	0.01	0.01	0.01	0.01	0.01	0.01	0.01	—
Non-GAAP Results:								
Fee Related Earnings ("FRE") Fee Revenue[2]	$ 72,791	$ 74,394	$ 66,058	$ 66,598	$ 60,098	$ 45,272	$ 42,039	$ 45,113
FRE	19,563	26,437	18,404	21,607	15,338	7,778	6,488	5,850
FRE per basic share[1]	0.11	0.15	0.10	0.12	0.09	0.05	0.04	0.03
Distributable Earnings ("DE")	2,232	17,931	32,618	5,503	(7,430)	(22,305)	26,704	(6,752)
DE per basic share[1]	0.01	0.10	0.19	0.03	(0.04)	(0.13)	0.15	(0.04)
Fee Earning Equity Under Management ("FEEUM") (in billions)	$ 32.5	$ 32.8	$ 29.9	$ 29.1	$ 27.7	$ 22.2	$ 20.5	$ 19.0
Balance Sheet and Capitalization								
Total assets	$ 3,463,816	$ 3,562,550	$ 6,872,091	$ 10,757,065	$ 10,743,429	$ 11,028,503	$ 11,740,829	$ 11,877,288
Total debt principal	372,422	378,422	383,082	404,222	579,022	578,922	888,574	1,135,156
Corporate cash	112,948	175,195	230,300	204,508	449,368	733,382	423,441	55,628
Corporate cash & VFN / Revolver borrowing availability	412,948	475,195	530,300	504,508	749,368	1,033,382	723,441	285,628
Perpetual Preferred Equity, $25 per share liquidation preference	821,899	821,899	821,899	821,899	827,711	827,779	827,779	883,500
FRE and DE Share Counts								
Basic shares and OP units outstanding[1][3]	178,509	175,751	175,806	175,017	174,630	172,558	175,770	176,733
Diluted shares and OP units outstanding[1][3]	187,998	186,406	185,943	185,506	185,243	182,907	188,478	191,185

1) In August 2022, the Company effectuated a 1-for-4 reverse stock split of its shares of class A and B common stock. All prior period common share and per share information is presented after giving effect to the reverse stock split.
2) FRE fee revenue represents recurring fee revenue, including incentive fees, that are not subject to realization events related to underlying fund investments, and does not give effect to elimination of such fees from consolidated funds. 2Q22 includes minority interest share (31.5%) of FRE fee revenue prior to its redemption in May 2022.
3) Basic shares and OP units outstanding for the respective quarters represent the shares/units outstanding at quarter end of Class A and Class B common stock, inclusive of unvested restricted stock and OP units. For the purpose of calculating basic FRE and DE per share, the basic shares and OP units represent the weighted average number of share/units during the respective quarters and is inclusive of vested deferred stock units. Diluted shares and OP units outstanding for the respective quarters represent the number of basic shares and OP units outstanding at quarter end, adjusted to include the effect of potentially dilutive share equivalents which are common stock issuable in connection with performance stock units, exchangeable senior notes and in-the-money outstanding warrants.

DIGITALBRIDGE
21

FEEUM, FRE and DE

($ in millions)

FEEUM	3/31/24 Annual IM Fee Rate	1Q24	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22
DigitalBridge Partners I (DBP I)	1.10 %	$ 3,687	$ 3,571	$ 3,345	$ 3,311	$ 3,180	$ 3,165	$ 2,802	$ 3,048
DigitalBridge Partners II (DBP II)	1.18 %	6,219	6,687	7,996	7,996	7,996	7,996	7,996	7,996
DigitalBridge Partners III (DBP III)[1]	0.99 %	3,230	2,671	—	—	—	—	—	—
Separately Capitalized Portfolio Companies	0.86 %	1,520	2,372	2,402	2,267	2,187	2,512	2,370	2,401
InfraBridge Global Infrastructure Funds (GIF) & Other	1.17 %	5,117	5,121	5,083	5,112	5,083	—	—	—
Co-Investment (Sidecar) Capital	0.44 %	9,863	9,646	8,519	7,990	7,000	6,525	6,310	4,651
Digital Core, Liquid and Credit Strategies	0.66 %	2,895	2,703	2,591	2,383	2,248	2,036	1,021	933
FEEUM	0.86 %	$ 32,531	$ 32,771	$ 29,936	$ 29,059	$ 27,694	$ 22,234	$ 20,499	$ 19,029

($ in thousands)

FRE[2]	1Q24	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22
Fee revenue	$ 72,791	$ 74,394	$ 66,058	$ 66,598	$ 60,098	$ 45,272	$ 42,039	$ 45,113
Cash compensation	(36,893)	(31,177)	(34,316)	(31,882)	(28,579)	(24,215)	(24,156)	(22,745)
Administrative and other expenses	(16,335)	(17,296)	(14,493)	(14,274)	(17,096)	(15,922)	(13,794)	(14,153)
Start-Up FRE	—	516	1,155	1,165	915	2,643	2,399	2,335
Minority holder allocation of FRE[3]	—	—	—	—	—	—	—	(4,700)
FRE	19,563	26,437	18,404	21,607	15,338	7,778	6,488	5,850
Realized principal investment income[4]	2,301	2,084	1,994	2,087	2,332	3,937	11,293	2,041
Distributed carried interest and incentive fees subject to realization events, net of expense allocation	99	—	27,927	—	—	12,377	20,258	—
Interest, dividend and other income	4,375	5,806	6,436	10,720	(94)	8,414	9,444	9,506
Interest expense and preferred dividends	(19,162)	(19,184)	(19,261)	(19,592)	(21,948)	(22,062)	(24,074)	(23,871)
Placement fee and other expenses	(3,698)	(617)	(1,668)	(5,384)	(1,045)	(1,767)	(3,444)	(931)
Income tax benefit (expense)	(1,246)	3,921	(59)	(2,770)	(1,098)	(30,341)	7,838	2,694
Start-up FRE	—	(516)	(1,155)	(1,165)	(915)	(2,643)	(2,399)	(2,335)
Warehoused tower assets—net operating income[5]	—	—	—	—	—	2,002	1,300	294
DE	$ 2,232	$ 17,931	$ 32,618	$ 5,503	$ (7,430)	$ (22,305)	$ 26,704	$ (6,752)

(1) Annual weighted average IM Fee Rate would be 1.19% excluding rate reductions in effect the twelve months following the first closing date.
(2) Beginning in 2024, FRE is reported on a Company-wide basis, consistent with the entirety of the Company's business representing a single reportable segment. In prior periods, the Company had reported Investment Management FRE, which was an FRE measure specific to its previously reported Investment Management segment. The Investment Management segment previously bore only operating costs that were directly attributable or otherwise can be subjected to a reasonable and systematic attribution to the investment management business. Company-wide FRE includes all operating costs of the Company as a whole that fall within the definition of FRE.
(3) Represents minority interest share in our investment management business prior to its redemption in May 2022.
(4) DE included distributions from a portfolio company in the former Operating segment in 2023 and 2022.
(5) Warehoused tower assets were acquired and consolidated in June 2022 prior to transfer to the Company's core fund and deconsolidated in December 2022.

DIGITALBRIDGE

22

FUND PERFORMANCE

Certain performance metrics for our key investment funds from inception through March 31, 2024 are presented in the table below. Excluded are funds with less than one year of performance history as of March 31, 2024, funds and separately managed accounts in the liquid strategy, co-investment vehicles and separately capitalized portfolio companies. The historical performance of our funds is not indicative of their future performance nor indicative of the performance of our other existing funds or of any of our future funds. An investment in DBRG is not an investment in any of our funds and these fund performance metrics are not indicative of the performance of DBRG.

($ in millions, as of March 31, 2024)

Fund[1]	Inception Date[2]	Total Commitments	Invested Capital[3]	Available Capital[4]	Investment Value			MOIC[7][9]		IRR[8][9]	
					Unrealized	Realized[5]	Total[6]	Gross	Net	Gross	Net
Value-Add											
DBP I	Mar-2018	$ 4,059	$ 4,836	$ 98	$ 6,274	$ 1,214	$ 7,488	1.5x	1.4x	15.9 %	11.3 %
DBP II	Nov-2020	8,286	6,964	1,103	7,850	817	8,667	1.2x	1.2x	11.0 %	7.7 %
Core											
SAF	Nov-2022	1,110	884	220	936	13	949	1.1x	1.1x	8.5 %	5.6 %
InfraBridge											
GIF I	Mar-2015	1,411	1,507	406	1,240	1,091	2,331	1.5x	1.4x	9.4 %	6.9 %
GIF II	Jan-2018	3,382	3,169	26	2,608	105	2,713	0.9x	0.8x	<0%	<0%
Credit											
Credit I	Dec-2022	697	394	377	352	86	438	1.1x	1.1x	17.2 %	10.8 %

(1) Performance metrics are presented in aggregate for main fund vehicle, its parallel vehicles and alternative investment vehicles.

(2) Inception date represents first close date of the fund, except for Credit I which is the first capital call date. The manager/general partners of the InfraBridge funds were acquired in Feb-2023.

(3) Invested capital represents the original cost and subsequent fundings to investments. Invested capital includes financing costs and investment related expenses which are capitalized. With respect to InfraBridge funds, such costs are expensed during the period and excluded from their determination of invested capital.

(4) Available capital represents unfunded commitments, including recallable capital.

(5) Realized value represents proceeds from dispositions that have closed and all earnings from both realized and unrealized investments, including interest, dividend and ticking fees.

(6) Total value is the sum of unrealized fair value and realized value of investments.

(7) Total investment gross multiple of invested capital (MOIC) is calculated as total value of investments, that is realized proceeds and unrealized fair value, divided by invested capital, without giving effect to allocation of management fee expense, other fund expenses and general partner carried interest (both distributed and unrealized). Total investment net MOIC is calculated as total value of investments, that is realized proceeds and unrealized fair value, divided by invested capital, after giving effect to allocation of management fee expense, other fund expenses and general partner carried interest (both distributed and unrealized). MOIC calculations exclude capital not subject to fees and/or carried interest, including general partner and general partner affiliate capital. MOICs are calculated at the fund level and do not reflect MOICs at the individual investor level.

(8) Gross internal rate of return (IRR) represents annualized time-weighted return on invested capital based upon total value of investments, that is realized proceeds and unrealized fair value, without giving effect to allocation of management fee expense, other fund expenses and general partner carried interest (both distributed and unrealized). Gross IRR is calculated from the date of investment fundings (taking into account the benefit of any credit facility at the fund level) to the date of investment distributions. For unrealized investments, assumes a liquidating distribution equal to the investment fair value, net of amounts funded through the fund's credit facility, if any. Gross IRR is calculated at the fund level and does not reflect gross IRR of any individual investor due to timing of investor level inflows and outflows, among other factors. Net IRR is gross IRR after giving effect to allocation of management fee expense, other fund expenses and general partner carried interest (both distributed and unrealized). Net IRR is calculated at the individual investor level based upon timing and amount of fee-paying third-party investor level inflows and outflows, and excludes capital not subject to fees and/or carried interest, including general partner and general partner affiliate capital. If an investment is later syndicated to one or more third-party investors, the IRRs set forth herein will include cash flows associated with such syndication. This treatment of syndication transactions was implemented in fiscal year 2024 and applied on a life-to-date basis for all funds presented.

(9) Our funds generally permit us to recycle certain capital distributed to limited partners during certain time periods. The exclusion of recycled capital generally causes invested and realized amounts to be lower and MOICs to be higher than had recycled capital been included. In addition, for funds that utilize a subscription line credit facility in advance of receiving capital contributions from investors, reported IRRs may be higher or lower than if such facility had not been utilized.

DIGITALBRIDGE

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24 CAPITALIZATION (1) 1 month term SOFR is adjusted to include 0.11448% as defined in the Amendment No.1 to Class A-1 Note Purchase Agreement. (2) Anticipated Repayment Date is September 25, 2026 including two 1-year extension options subject to 1) either rating agency confirmation and consent of VFN noteholders are obtained or DSCR exceeding 1.75x, 2) term notes rating not less than BBB- 3) the payment of a 0.05% extension fee and 4) other customary conditions. ($ in thousands, as of March 31, 2024) Securitized Notes - Class A-2 Term Notes Amount Outstanding $ 300,000 Interest Rate 3.933 % Anticipated Repayment Date (ARD) September 25, 2026 Kroll Rating BBB Revolver - Class A-1 Variable Funding Notes Maximum Available $ 300,000 Amount Outstanding $ — Interest Rate(1) 1M Term SOFR + 3.00% Fully Extended Anticipated Repayment Date (ARD)(2) September 25, 2026 Perpetual preferred stock Series H 7.125% cumulative redeemable perpetual preferred stock 209,870 8,395 Series I 7.15% cumulative redeemable perpetual preferred stock 321,668 12,867 Series J 7.125% cumulative redeemable perpetual preferred stock 290,361 11,614 Total preferred stock $ 821,899 32,876 Shares outstanding (In thousands) Liquidation preference

25 DBRG GP AFFILIATED INVESTMENTS 2024 ($ in thousands) 1Q24 4Q23 3Q23 2Q23 1Q23 4Q22 3Q22 2Q22 Consolidated amount GP affiliated investment in DBP Series $ 446,954 $ 446,423 $ 442,991 $ 427,188 $ 395,534 $ 392,322 $ 305,621 $ 319,824 GP affiliated investment in DataBank and Vantage SDC 940,854 931,004 434,666 204 206 208 210 213 GP Affiliated Investments - Other & Warehoused Investments (Credit, Core, InfraBridge, Liquid, Ventures) 400,887 390,034 438,086 431,511 476,468 308,315 253,547 192,517 Total investments $ 1,788,695 $ 1,767,461 $ 1,315,743 $ 858,903 $ 872,208 $ 700,845 $ 559,378 $ 512,554 DBRG OP share of consolidated amount GP affiliated investment in DBP Series $ 317,530 $ 313,829 $ 300,096 $ 290,782 $ 269,768 $ 267,761 $ 232,345 $ 240,438 GP affiliated investment in DataBank and Vantage SDC 678,359 668,509 434,666 204 206 208 210 213 GP Affiliated Investments - Other & Warehoused Investments (Credit, Core, InfraBridge, Liquid, Ventures) 369,170 364,879 334,818 332,222 386,527 178,015 155,688 98,978 Total investments $ 1,365,059 $ 1,347,217 $ 1,069,580 $ 623,208 $ 656,501 $ 445,984 $ 388,243 $ 339,629 2023 2022

26 BALANCE SHEET March 31, 2024 (Unaudited) December 31, 2023 Assets Cash and cash equivalents $ 247,354 $ 345,335 Restricted cash 4,787 4,915 Investments 2,488,826 2,476,093 Goodwill 465,602 465,991 Intangible assets 95,131 103,750 Other assets 73,871 78,953 Due from affiliates 87,666 85,815 Assets of discontinued operations 579 1,698 Total assets $ 3,463,816 $ 3,562,550 Liabilities Debt $ 366,506 $ 371,783 Other liabilities 573,961 681,451 Liabilities of discontinued operations 918 153 Total liabilities 941,385 1,053,387 Commitments and contingencies Redeemable noncontrolling interests 19,596 17,862 Equity Stockholders’ equity: Preferred stock, $0.01 par value per share; $821,899 liquidation preference; 250,000 shares authorized; 32,876 shares issued and outstanding 794,670 794,670 Common stock, $0.01 par value per share Class A, 237,250 shares authorized; 166,052 and 163,209 shares issued and outstanding 1,660 1,632 Class B, 250 shares authorized; 166 shares issued and outstanding 2 2 Additional paid-in capital 7,909,865 7,855,842 Accumulated deficit (6,888,452) (6,842,502) Accumulated other comprehensive income (loss) 712 1,411 Total stockholders’ equity 1,818,457 1,811,055 Noncontrolling interests in investment entities 610,692 605,311 Noncontrolling interests in Operating Company 73,686 74,935 Total equity 2,502,835 2,491,301 Total liabilities, redeemable noncontrolling interests and equity $ 3,463,816 $ 3,562,550

NON-GAAP RECONCILIATIONS – DE and FRE

($ in thousands)	2024 1Q24	2023 4Q23	3Q23	2Q23	1Q23	2022 4Q22	3Q22	2Q22
Net income (loss) attributable to common stockholders	$ (44,288)	$ 100,607	$ 261,828	$ (22,411)	$ (212,473)	$ (19,356)	$ (63,273)	$ (37,321)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(3,338)	7,627	19,918	(1,745)	(16,662)	(1,583)	(4,834)	(3,090)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(47,626)	108,234	281,746	(24,156)	(229,135)	(20,939)	(68,107)	(40,411)
Adjustments for DE:								
Transaction-related and strategic corporate charges[1]	7,556	13,449	6,515	6,611	18,277	22,135	13,469	6,075
Other (gain) loss, net	5,894	3,937	(256,439)	11,881	150,921	3,514	(30,326)	45,722
Unrealized principal investment income	(468)	(93,534)	(17,943)	(30,409)	(3,562)	(22,302)	2,669	(16,444)
Unrealized carried interest, net of expense (allocation) reversal	1,044	(57,348)	(68,099)	(43,791)	18,240	(70,541)	2,652	(61,710)
Equity-based compensation	9,214	9,795	14,340	20,691	10,770	7,610	7,824	8,168
Depreciation and amortization expense	9,167	9,104	9,319	11,353	6,875	14,129	14,931	9,535
Amortization of deferred financing costs, debt premiums and discounts	664	640	660	690	794	1,242	1,288	1,083
Preferred stock redemption (gain) loss	—	—	—	(927)	—	—	—	—
Adjustments attributable to noncontrolling interests in investment entities[2]	2,667	11,873	48,468	37,755	(7,536)	52,539	(9,915)	22,205
OP share of (income) loss from discontinued operations[3]	14,120	11,781	14,051	15,805	26,926	(5,057)	97,559	20,716
Warehoused tower assets—straight-line adjustment to lease income and expense[4]	—	—	—	—	—	(4,635)	(5,340)	(1,691)
DE	2,232	17,931	32,618	5,503	(7,430)	(22,305)	26,704	(6,752)
Realized principal investment income[5]	(2,301)	(2,084)	(1,994)	(2,087)	(2,332)	(3,937)	(11,293)	(2,041)
Distributed carried interest and incentive fees subject to realization events, net of associated expense allocation	(99)	—	(27,927)	—	—	(12,377)	(20,258)	—
Interest, dividend and other income	(4,375)	(5,806)	(6,436)	(10,720)	94	(8,414)	(9,444)	(9,506)
Interest expense and preferred dividends	19,162	19,184	19,261	19,592	21,948	22,062	24,074	23,871
Placement fee and other expenses	3,698	617	1,668	5,384	1,045	1,767	3,444	931
Income tax (benefit) expense	1,246	(3,921)	59	2,770	1,098	30,341	(7,838)	(2,694)
Start-up FRE	—	516	1,155	1,165	915	2,643	2,399	2,335
Warehoused tower assets—net operating income[4]	—	—	—	—	—	(2,002)	(1,300)	(294)
FRE	$ 19,563	$ 26,437	$ 18,404	$ 21,607	$ 15,338	$ 7,778	$ 6,488	$ 5,850

(1) Costs associated with strategic corporate actions are related primarily to severance, legal costs and other post-acquisition charges. These costs are excluded from DE as they are related to discrete items, are not considered part of our ongoing operating cost structure, and are not reflective of our core operating performance.

(2) Adjustments attributable to noncontrolling interests in investment entities pertain to other gain/loss attributed to limited partners of consolidated funds, management allocation of unrealized carried interest, and unrealized carried interest and principal investment income attributed to a third-party share of our general partner interest in certain funds.

(3) OP share of discontinued operations represent primarily operating results of portfolio companies previously consolidated in the former Operating segment in 2023 and 2022, net of associated noncontrolling interests in investment entities.

(4) Warehoused tower assets were acquired and consolidated in June 2022 prior to transfer to the Company's core fund and deconsolidated in December 2022.

(5) DE included distributions from a portfolio company in the former Operating segment in 2023 and 2022.

DIGITALBRIDGE

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28 5 APPENDIX

29 IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES This presentation contains the following non-GAAP financial measures attributable to the Operating Company: Fee Related Earnings (“FRE”) and Distributable Earnings (“DE”). FRE and DE are common metrics utilized in the investment management sector. We present FRE and DE at the Operating Company level, which is net of amounts attributed to noncontrolling interests, composed largely of the limited partners' share of our consolidated funds and Wafra's share of earnings attributed to our general partner interest in certain funds. For the same reasons, the Company believes these non-GAAP measures are useful to the Company’s investors and analysts. As we evaluate profitability based upon continuing operations, these non-GAAP measures exclude results from discontinued operations. We believe the non-GAAP financial measures of FRE and DE supplement and enhance the overall understanding of our underlying financial performance and trends, and facilitate comparison among current, past and future periods and to other companies in similar lines of business. We use FRE and DE in evaluating the Company’s ongoing business performance and in making operating decisions. For the same reasons, we believe FRE and DE are useful financial measures to the Company’s investors and analysts. These non-GAAP financial measures should be considered as a supplement to and not an alternative or in lieu of GAAP net income (loss) as measures of operating performance, or to cash flows from operating activities as indicators of liquidity. Reconciliates of these non-GAAP financial measures to net income are set forth in the preceding Supplement Financial Data section. The Company's calculation of these non-GAAP measures may differ from methodologies utilized by other companies for similarly titled performance measures and, as a result, may not be fully comparable to those calculated by the Company's peers. Fee-Related Earnings (“FRE”): Beginning in 2024, FRE is reported on a Company-wide basis, consistent with the entirety of the Company's business representing a single reportable segment. In prior periods, the Company had reported Investment Management FRE, which was an FRE measure specific to its previously reported Investment Management segment. The Investment Management segment previously bore only operating costs that were directly attributable or otherwise can be subjected to a reasonable and systematic attribution to the investment management business. Company-wide FRE includes all operating costs of the Company as a whole that fall within the definition of FRE. FRE is used to assess the extent to which direct base compensation and core operating expenses are covered by recurring fee revenues in a stabilized investment management business. FRE represents recurring fee revenue, including incentive fees, that are not subject to future realization events related to underlying fund investments, net of compensation and administrative expenses. Such expenses generally exclude non-cash equity-based compensation, carried interest compensation, and placement fee expense. Also, consistent with DE, FRE excludes costs associated with strategic corporate actions and presents costs reimbursable by our managed funds on a net basis (as opposed to a gross-up of other income and administrative costs). Where applicable, FRE is adjusted for Start-Up FRE as defined below. Fee revenues earned from consolidated funds and other investment vehicles are eliminated in consolidation. However, because the fees are funded by and earned from third party investors in these consolidated vehicles who represent noncontrolling interests, our allocated share of net income from the consolidated funds and other vehicles is increased by the amount of fees that are eliminated. The elimination of these fees, therefore, does not affect net income (loss) attributable to DBRG. Accordingly, FRE is presented without giving effect to the elimination of fee revenue to the extent such fees meet the definition of FRE. FRE does not include distributed carried interest as these are not recurring revenues and are subject to variability given that they are dependent upon future realization events. Placement fees are also excluded from FRE as they are inconsistent in amount and frequency depending upon timing of fundraising for our funds. Other items excluded from FRE include realized principal investment income (loss); and interest, dividend and other income, all of which are not core to the investment management service business. To reflect a stabilized investment management business, FRE is further adjusted to exclude Start-Up FRE, where applicable. Start-Up FRE is FRE associated with new investment strategies that have 1) not yet held a first close raising FEEUM; or 2) not yet achieved break-even FRE only for investment products that may be terminated solely at the Company’s discretion. The Company evaluates new investment strategies on a regular basis and excludes Start-Up FRE until such time as a new strategy is determined to form part of the Company’s core investment management business. We believe that FRE, as a pre-tax measure is useful to investors as it reflects the Company’s profitability based upon recurring fee streams that are not subject to future realization events, and without the effects of income taxes, leverage, non-cash expenses, income (loss) items that are unrealized and other items that may not be indicative of core operating results in an investment management service business.

30 DEFINITIONS Distributable Earnings (“DE”): DE generally represents the net realized earnings of the Company and is an indicative measure used by the Company to assess ongoing operating performance and in making decisions related to distributions and reinvestments. Accordingly, we believe DE provides investors and analysts transparency into the measure of performance used by the Company in its decision making. DE is an after-tax measure that reflects the ongoing operating performance of the Company’s core business by including earnings that are realized and generally excluding non-cash expenses, other income (loss) items that are unrealized and items that may not be indicative of core operating results. Realized earnings included in DE are generally comprised of fee revenue, including all incentive fees, realized principal investment income (loss), distributed carried interest, interest and dividend income. Income (loss) on principal investments is realized when the Company redeems all or a portion of its investment or when the Company receives or is due income such as dividends, interest or distributions of income. The following items are excluded from DE: transaction-related costs; costs associated with strategic corporate actions; other gain (loss); unrealized principal investment income (loss); non-cash depreciation and amortization expense, non-cash impairment charges (if any); amortization of deferred financing costs, debt premiums and discounts; our share of unrealized carried interest allocation, net of associated compensation expense; non-cash equity-based compensation costs; and preferred stock redemption gain (loss). Transaction-related costs are incurred in connection with acquisitions and include costs of unconsummated transactions, while costs associated with strategic corporate actions are related primarily to severance, legal costs and other post- acquisition charges. These costs, along with other gain (loss) amounts, are excluded from DE as they are related to discrete items, are not considered part of our ongoing operating cost structure, and are not reflective of our core operating performance. Other items excluded from DE are generally non-cash in nature, including income (loss) items that are unrealized, or otherwise do not represent current or future cash obligations such as amortization of deferred financing costs and straight-line lease adjustment. These items are excluded from DE as they do not contribute to the measurement of DE as a net realized earnings measure that is used in decision making related to distributions and reinvestments. Income taxes applied in the determination of DE generally represents GAAP income tax related to continued operations, and includes the benefit of deductions available to the Company on certain expense items excluded from DE (for example, equity-based compensation). As the income tax benefit arising from these excluded expense items do affect actual income tax paid or payable by the Company in any one period, the Company believes their inclusion in DE is appropriate to more accurately reflect amounts available for distribution. Assets Under Management (“AUM”) AUM represents the total capital for which we provide investment management services and general partner capital. AUM is generally composed of third-party capital managed by the Company and its affiliates, including capital that is not yet fee earning, or not subject to fees and/or carried interest; and our general partner and general partner affiliate capital committed to our funds. AUM is largely based upon invested capital as of the reporting date, including capital funded through third party financing; and committed capital for funds in their commitment stage. Our AUM is not based upon any definition that may be set forth in the governing documents of our managed funds or other investment vehicles, and not calculated pursuant to any regulatory definition. Fee-Earning Equity Under Management (“FEEUM”) FEEUM represents the total capital managed by the Company and its affiliates that earns management fees and/or incentive fees or carried interest. FEEUM is generally based upon committed capital, invested capital, NAV or GAV, pursuant to the terms of each underlying investment management agreement. Fee Related Earnings Margin % ("FRE Margin %") FRE Margin % represents FRE divided by FRE fee revenue. Run-Rate Fee Revenue Calculated as FEEUM, inclusive of uncalled contractual commitments expected to be called within their commitment periods by investment vehicles that charge fees on invested capital once called, multiplied by the blended average fee rate as of the most recent reporting period. The Company’s calculations of Run-rate Revenues may not be achieved if all uncalled commitments are not called. Operating Company or OP DigitalBridge Operating Company, LLC, the operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. DBRG at-share DBRG at-share represents the Company’s interest through the Operating Company and excludes noncontrolling interests in investment entities.

31